Exhibit 10.43

CONFORMED COPY OF THE

TRUST DEED AND RULES

of the

GW PHARMACEUTICALS ALL EMPLOYEE SHARE SCHEME

Adopted by the company on 16th August 2000

Approved by the Inland Revenue under schedule 8 to the Finance Act 2000 on 25 August 2000

Trust Deed and Rules amended with Inland Revenue approval
with effect from                            2001

Rowe & Maw
20 Black Friars Lane
London EC4V 6HD

Tel 020 7248 4282
Fax 020 7248 2009

Ref: 520/29851.00001

GW PHARMACEUTICALS ALL EMPLOYEE SHARE SCHEME
TRUST DEED

DATE:                   16 August 2000

PARTIES:

(1)                                 GW PHARMA LIMITED(1) whose registered office is at Porton Down Science Park, Salisbury, Wiltshire SP4 0JQ (“the Company”); and

(2)                                 GWP TRUSTEE COMPANY LIMITED whose registered office is at Porton Down Science Park, as above (“the Trustees”).

THIS DEED WITNESSES that:

1.                                      PURPOSE

The purpose of this Deed is to establish a trust for the employee share ownership plan known as GW Pharmaceuticals All Employee Share Scheme (“the Plan”) which satisfies Schedule 8 Finance Act 2000.

2.                                      STATUS

The Plan consists of this Deed and the attached Rules and Appendices.  The definitions in the Rules apply to this Deed.  The Company shall from time to time determine which of parts A to D of the Rules shall have effect.  Where the Company determines that part B shall have effect it shall also specify whether there is to be an Accumulation Period of up to 12 months, which shall apply equally to all Qualifying Employees in the Plan.

3.                                      DECLARATION OF TRUST

3.1                               Assets held on trust

The Company and the Trustees have agreed that all the Shares and other assets which are issued to or transferred to the Trustees are to be held on the trusts declared by this Deed, and subject to the terms of the Rules.  When Shares or

(1)  GW Pharmaceuticals Limited changed its name to GW Pharma Limited on 1 June 2001.

assets are transferred to the Trustees by the Company with the intention of being held as part of the Plan they shall be held upon the trusts and provisions of this Deed and the Rules.

3.2                               Assets other than income

The Trustees shall hold the Trust Fund upon the following trusts namely:

(a)                                 as to Shares which have not been awarded to Participants (“Unawarded Shares”) upon trust during the Trust Period and subject to any exercise of the powers given to the Trustees in Clause 8.4 below to allocate those Shares in accordance with the terms of this Deed and the Rules,

(b)                                 as to Shares which have been awarded to a Participant (“Plan Shares”) upon trust for the benefit of that Participant on the terms and conditions set out in the Rules,

(c)                                  as to Partnership Share Money upon trust to purchase Shares for the benefit of the contributing Qualifying Employee in accordance with the Rules, and

(d)                                 as to other assets (“Surplus Assets”) upon trust to use them to purchase further Shares to be held on the trusts declared in (a) above, at such time during the Trust Period and on such terms as the Trustees in their absolute discretion think fit.

3.3                               Income: Unawarded Shares and Surplus Assets

The income of Unawarded Shares and Surplus Assets shall be accumulated by the trustees and added to, and held upon the trusts applying to, Surplus Assets.

3.4                               Income: Plan Shares and Partnership Share Money

The income of Plan Shares and Partnership Share Money shall be dealt with in accordance with the Rules.

3.5                               Perpetuity Period

The perpetuity period in respect of the trusts and powers declared by this Deed and the Rules shall be the period of 80 years from the date of this Deed.

4.                                      NUMBER OF TRUSTEES

Unless a corporate Trustee is appointed, there shall always be at least 2 Trustees.  Where there is no corporate Trustee, and the number of Trustees falls below 2, the continuing Trustee has the power to act only to achieve the appointment of a new Trustee.

5.                                      INFORMATION

The Trustees shall be entitled to rely on information supplied by the Company in respect of the eligibility of any person to become or remain a Participant in the Plan.

6.                                      RESIDENCE OF TRUSTEES

Every Trustee shall be resident in the United Kingdom.  The Company shall immediately remove any Trustee who ceases to be so resident and, if necessary, appoint a replacement.

7.                                      CHANGE OF TRUSTEES

The Company has the power to appoint or remove any Trustee for any reason.  The change of Trustee shall be effected by executing a deed. Any Trustee may resign on one month’s notice given in writing to the Company, provided that there will be at least two Trustees or a corporate Trustee immediately after the retirement.

8.                                      INVESTMENT AND DEALING WITH TRUST ASSETS

8.1                               Plan Shares

Save as otherwise provided for by the Plan the Trustees shall not sell or otherwise dispose of Plan Shares.

8.2                               Participant’s Directions

The Trustees shall obey any directions given by a Participant in accordance with the Rules in relation to his Plan Shares and any rights and income relating to those Shares. In the absence of any such direction, or provision by the Plan, the Trustees shall take no action.

8.3                               Partnership Share Money

The Company and Participating Companies shall, as soon as practicable after deduction from Salary, pass the Partnership Share Money to the Trustees who will put the money into an account with:

(a)                                 an institution authorised under the Banking Act 1987;

(b)                                 a building society; or

(c)                                  a relevant European institution, until it is either used to acquire Partnership Shares on the Acquisition Date, or, in accordance with the Plan, returned to the individual from whose Salary the Partnership Share Money has been deducted.

The Trustees shall pass on any interest arising on this invested money to the individual from whose Salary the Partnership Share money has been deducted.

8.4                               Unawarded Shares

(1)                                 The Trustees may either retain or sell Unawarded Shares at their absolute discretion.  The proceeds of any sale of Unawarded Shares shall form part of Surplus Assets.

(2)                                 The Trustees may also, with the prior consent of the Company, at any time during the Trust Period transfer Unawarded Shares to the trustees of any other trust provided that:

(a)                                 the transfer shall not offend any applicable rules against perpetuities or excessive accumulations; and

(b)                                 in the opinion of the Trustees the provisions of the other trust are such that the transfer would be beneficial to one or more Qualifying Employees, whether or not other persons may be capable of taking a benefit under those provisions.

8.5                               Surplus Assets

The Trustees shall have all the powers of investment of a beneficial owner in relation to Surplus Assets.

8.6                               Diversification

The Trustees shall not be under any liability to the Participating Companies or to current or former Qualifying Employees by reason of a failure to diversify investments, which results from the retention of Plan or Unawarded Shares.

8.7                               Delegation

The Trustees may delegate powers, duties or discretions to any persons and on any terms.  No delegation made under this clause shall divest the Trustees of their responsibilities under this Deed or under the Schedule.

The Trustees may allow any Shares to be registered in the name of an appointed nominee provided that such Shares shall be registered in a designated account.  Such registration shall not divest the Trustees of their responsibilities under this Deed or the Schedule.

The Trustees may at any time, and shall if the Company so directs, revoke any delegation made under this clause or require any Plan assets held by another person to be returned to the Trustees, or both.

9.                                      LOANS TO TRUSTEES

The Trustees shall have the power to borrow money for the purpose of:

(a)                                 acquiring Shares; and

(b)                                 paying any other expenses properly incurred by the Trustees in administering the Plan.

10.                               SHARES FROM QUALIFYING SHARE OWNERSHIP TRUSTS

Where Shares are transferred to the Trustees in accordance with paragraph 76 of the Schedule, they shall award such Shares only as Free and Matching Shares, and in priority to other available Shares.

11.                               TRUSTEES’ OBLIGATIONS UNDER THE PLAN

11.1                        Notice of Award of Free and Matching Shares

As soon as practicable after Free and Matching Shares have been awarded to a Participant, the Trustees shall give the Participant a notice stating:

(a)                                 the number and description of those Shares;

(b)                                 their Initial Market Value; and

(c)                                  the Holding Period applicable to them.

11.2                        Notice of Award of Partnership Shares

As soon as practicable after any Partnership Shares have been acquired for a Participant, the Trustees shall give the Participant a notice stating:

(a)                                 the number and description of those Shares;

(b)                                 the amount of money applied by the Trustees in acquiring those shares on behalf of the Participant; and

(c)                                  the Market Value at the Acquisition Date.

11.3                        Notice of acquisition of Dividend Shares

As soon as practicable after Dividend Shares have been acquired on behalf of a Participant, the Trustees shall give the Participant a notice stating:

(a)                                 the number and description of those shares;

(b)                                 their Market Value on the Acquisition Date,

(c)                                  the Holding Period applicable to them; and

(d)                                 any amount not reinvested and carried forward for acquisition of further Dividend Shares.

11.4                        Notice of any foreign tax deducted before dividend paid

Where any foreign cash dividend is received in respect of Plan Shares held on behalf of a Participant, the Trustees shall give the Participant notice of the amount of any foreign tax deducted from the dividend before it was paid.

11.5                        Restrictions during the Holding Period

During the Holding Period the Trustees shall not dispose of any Free, Matching or Dividend Shares (whether by transfer to the employee or otherwise) except as allowed by the following paragraphs of the Schedule:

(a)                                 paragraph 32 (power of Trustees to accept general offers etc.);

(b)                                 paragraph 72 (power of Trustees to raise funds to subscribe for rights issue);

(c)                                  paragraph 73 (meeting PAYE obligations); and

(d)                                 paragraph 121(5) (termination of plan: early removal of shares with participant’s consent).

11.6                        PAYE liability etc.

The Trustees may dispose of a Participant’s Shares or accept a sum from the Participant in order to meet any PAYE liability in the circumstances provided in paragraph 95 of the Schedule (PAYE: shares ceasing to be subject to the plan).

Where the Trustees receive a sum of money which constitutes a Capital Receipt in respect of which a Participant is chargeable to income tax under Schedule E, the Trustees shall pay to the employer a sum equal to that on which income tax is so payable.

The Trustees shall maintain the records necessary to enable them to carry out their PAYE obligations, and the PAYE obligations of the employer company so far as they relate to the Plan.

Where the Participant becomes liable to income tax under Schedule E, Case V of Schedule D, or Schedule F, the Trustees shall inform the Participant of any facts which are relevant to determining that liability.

11.7                        Money’s worth received by Trustees

The Trustees shall pay over to the Participant as soon as is practicable, any money or money’s worth received by them in respect of or by reference to any shares, other than new shares within paragraph 115 of the Schedule (company reconstructions).

This is subject to:

(a)                                 the provisions of Part VII of the Schedule (dividend reinvestment);

(b)                                 the Trustees obligations under paragraphs 95 and 96 of the Schedule (PAYE: obligations to make payments to employer etc); and

(c)                                  the Trustees’ PAYE obligations.

11.8                        General offers etc.

If any offer, compromise, arrangement or scheme is made which affects the Plan Shares the Trustees shall notify Participants.  Each Participant may direct how the Trustees shall act in relation to that Participant’s Plan Shares.  In the absence of any direction, the Trustees shall take no action.

12.                               POWER OF TRUSTEES TO RAISE FUNDS TO SUBSCRIBE FOR A RIGHTS ISSUE

If instructed by Participants in respect of their Plan Shares the Trustees may dispose of some of the rights under a rights issue arising from those Shares to obtain enough funds to exercise the remaining rights.

The rights referred to are the rights to buy additional shares or rights in the same company.

13.                               POWER TO AGREE MARKET VALUE OF SHARES

Where the Market Value of Shares falls to be determined for the purposes of the Schedule, the Trustees may agree with the Inland Revenue that it shall be determined by reference to such date or dates, or to an average of the values on a number of dates, as specified in the agreement.

14.                               PERSONAL INTEREST OF TRUSTEES

Trustees, and directors, officers or employees of a corporate Trustee, shall not be liable to account for any benefit accruing to them by virtue of their:

(a)                                 participation in the Plan as a Qualifying Employee;

(b)                                 ownership, in a beneficial or fiduciary capacity, of any shares or other securities in any Participating Company;

(c)                                  being a director or employee of any Participating Company, being a creditor, or being in any other contractual relationship with any such Company.

15.                               TRUSTEES’ MEETINGS

The Trustees shall hold meetings as often as is necessary for the administration of the Plan.  There shall be at least two Trustees present at a meeting except where the sole Trustee is a corporate Trustee and the Trustees shall give due notice to all the Trustees of such a meeting. Decisions made at such a meeting by a majority of the Trustees present shall be binding on all the Trustees.  A written resolution signed by all the Trustees shall have the same effect as a resolution passed at a meeting.

16.                              SUBSIDIARY COMPANIES

Any Subsidiary may with the agreement of the Company become a party to this Deed and the Plan by executing a deed of adherence agreeing to be bound by the Deed and Rules.

Any company which ceases to be a Subsidiary shall cease to be a Participating Company.

17.                              EXPENSES OF PLAN

The Participating Companies shall meet the costs of the preparation and administration of this Plan.

18.                              TRUSTEES’ LIABILITY AND INDEMNITY

18.1                       Indemnity

The Participating Companies shall jointly and severally indemnify each of the Trustees (except a remunerated Trustee) against any expenses and liabilities which are incurred through acting as a Trustee of the Plan and which cannot be recovered from the Trust Fund.  This does not apply to expenses and liabilities which are incurred through fraud or wilful wrongdoing or are covered by insurance under clause 18.3.

18.2                       Restriction of liability

No Trustee except a remunerated Trustee shall be personally liable for any breach of trust (other than through fraud or wilful wrongdoing) over and above the extent to which the Trustee is indemnified by the Participating Companies in accordance with clause 18.1 above.

18.3                       Insurance

A non-remunerated Trustee may insure the Plan against any loss caused by him or any of his employees, officers, agents or delegates.  A non-remunerated Trustee may also insure himself and any of these persons against liability for breach of trust not involving fraud or wilful wrongdoing or negligence of the Trustee or the person concerned.

18.4                       Charging

A Trustee who carries on a profession or business may charge for services rendered on a basis agreed with the Company.  A firm or company in which a Trustee is interested or by which he is employed may also charge for services rendered on this basis.

19.                              COVENANT BY THE PARTICIPATING COMPANIES

The Participating Companies hereby jointly and severally covenant with the Trustees that they shall pay to the Trustees all sums which they are required to pay under the Rules and shall at all times comply with the Rules.

20.                              ACCEPTANCE OF GIFTS

The Trustees may accept gifts of Shares and other assets which shall be held upon the trusts declared by clause 3(1) or 3(4) as the case may be.

21.                              TRUSTEES’ LIEN

The Trustees’ lien over the Trust Fund in respect of liabilities incurred by them in the performance of their duties (including the repayment of borrowed money and tax liabilities) shall be enforceable subject to the following restrictions:

(a)                                 the Trustees shall not be entitled to resort to Partnership Share Money for the satisfaction of any of their liabilities; and

(b)                                 the Trustees shall not be entitled to resort to Plan Shares for the satisfaction of their liabilities except to the extent that this is permitted by the Plan.

22.                               AMENDMENTS TO THE PLAN

The Company may, with the Trustees’ written consent, from time to time amend the Plan provided that:

(a)                                 no amendment which would adversely prejudice to a material extent the rights attaching to any Plan Shares awarded to or acquired by Participants may be made nor may any alteration be made giving to Participating Companies a beneficial interest in Plan Shares,

(b)                                 no amendment which may increase the limits contained in Rule 11 may be made without the prior approval of the Parent Company in general meeting; and

(c)                                  if the Plan is approved by the Inland Revenue at the time of an amendment or addition, any amendment or addition to a “key feature” (as defined in paragraph 118(3)(a) of the Schedule) of the Plan shall not have effect unless and until the written approval of the Inland Revenue has been obtained in accordance with paragraph 4 of the Schedule.

23.                               TERMINATION OF THE PLAN

23.1                        Termination

The Plan shall terminate:

(a)                                 in accordance with a Plan Termination Notice issued by the Company to the Trustees under paragraph 120 of the Schedule, or

(b)                                 if earlier, on the expiry of the Trust Period.

23.2                        Plan Termination Notice

The Company shall immediately upon executing a Plan Termination Notice provide a copy of the notice to the Trustees, the Inland Revenue and each individual who has Plan Shares or who has entered into a Partnership Share Agreement which was in force immediately before the Plan Termination Notice was issued.

23.3                        Effect of Plan Termination Notice

Upon the issue of a Plan Termination Notice or upon the expiry of the Trust Period paragraph 121 of the Schedule shall have effect.

23.4                        Assets undisposed of

Any Shares or other assets which remain undisposed of after the requirements of paragraph 121 of the Schedule have been complied with shall be held by the Trustees upon trust to pay or apply them to or for the benefit of the Participating Companies as at the termination date in such proportion, having regard to their respective contributions, as the Trustees shall in their absolute discretion think appropriate.

EXECUTION:

The parties have shown their acceptance of the terms of this Deed by executing it as a deed at the end of the Rules and the Appendices.

GW PHARMACEUTICALS ALL EMPLOYEE SHARE SCHEME
RULES

1.                                     DEFINITIONS

2.                                     PURPOSE OF THE PLAN

3.                                     ELIGIBILITY OF INDIVIDUALS

4.                                     PARTICIPATION ON SAME TERMS

5.                                     PART A:  FREE SHARES

6.                                     PART B:  PARTNERSHIP SHARES

7.                                     PART C:  MATCHING SHARES

8.                                     PART D:  DIVIDEND SHARES

9.                                     COMPANY RECONSTRUCTIONS

10.                              RIGHTS ISSUES

11.                              LIMITS ON OVERALL NUMBER OF SHARES AWARDED

1.             DEFINITIONS AND INTERPRETATION

1.1          Defined Terms

In these Rules and the Deed:

“Accumulation Period” means in relation to Partnership Shares, the period during which the Trustees accumulate a Qualifying Employee’s Partnership Share Money before acquiring Partnership Shares or repaying it to the employee;

“Acquisition Date” (a) in relation to Partnership Shares, where there is no Accumulation Period, has the meaning given by paragraph 40(2) of the Schedule; (b) in relation to Partnership Shares, where there is an Accumulation Period, has the meaning given by paragraph 42(3) of the Schedule; and (c) in relation to Dividend Shares, has the meaning given by paragraph 56(3) of the Schedule;

“Associated Company” has the same meaning as in section 416 of ICTA 1988;

“Award Date” means in relation to Free Shares or Matching Shares, the date on which such Shares are awarded;

“Award” means (a) in relation to Free Shares and Matching Shares, the appropriation of Free Shares and Matching Shares in accordance with the Plan; and (b) in relation to Partnership Shares, the acquisition of Partnership Shares on behalf of Qualifying Employees in accordance with the Plan;

“Capital Receipt” has the same meaning as in paragraph 79 of the Schedule;

“Close Company” has the same meaning as in section 414 of ICTA 1988;

“the Company” means GW Pharma Limited;

“Connected Company” has the same meaning as in paragraph 16(4) of the Schedule;

“Control” has the same meaning as in section 840 of ICTA 1988;

“Dealing Day” means a day on which the Stock Exchange is open for the transaction of business;

“the Deed” means the deed entered into between GW Pharma Limited and GWP Trustee Company Limited establishing the GW Pharmaceuticals All Employee Share Scheme;

“Dividend Shares” means Shares acquired on behalf of a Participant from reinvestment of dividends under Part D of the Plan and which are subject to the Plan;

“Free Share Agreement” means an agreement in the terms set out in Appendix A;

“Free Shares” means Shares awarded under Part A of the Plan which are subject to the Plan;

“Group Plan” means the Plan as established by GW Pharma Limited and extending to its Subsidiaries which are Participating Companies;

“Holding Period” means (a) in relation to Free Shares, the period specified by the Company as mentioned in Rule 5.12; (b) in relation to Matching Shares, the period specified by the Company as mentioned in Rule 7.5; and (c) in relation to Dividend Shares, the period of 3 years from the Acquisition Date;

“ICTA 1988” means the Income and Corporation Taxes Act 1988;

“Initial Market Value” means the Market Value of a Share on an Award Date.  Where the Share is subject to a restriction or risk of forfeiture, the market value shall be determined without reference to that restriction or risk

“Market Value” means where Shares have been admitted to the Daily Official List of the Stock Exchange the average of the middle market quotations of a Share as derived from the Daily Official List of the Stock Exchange for the 5 immediately preceding Dealing Days and on any day when Shares are not admitted to the Daily Official List of the Stock Exchange the Market Value of a Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed for the purposes of the Plan with the Inland Revenue Shares Valuation Division on or before that day;

“Matching Shares” means Shares awarded under Part C of the Plan and which are subject to the Plan;

“Material Interest” has the same meaning as in paragraph 15 of the Schedule;

“NICs” means National Insurance Contributions;

“the Parent Company” means GW Pharmaceuticals plc, company number 4160917;

“Participant” means an individual who has received under the Plan an Award of Free Shares, Matching Shares or Partnership Shares, or on whose behalf Dividend Shares have been acquired ;

“Participating Company” means the Company and such of its Subsidiaries as have executed deeds of adherence to the Plan under clause 16 of the Trust Deed;

“Partnership Shares” means Shares awarded under Part B of the Plan and which are subject to the Plan;

“Partnership Share Agreement” means an agreement in the terms set out in Appendix B;

“Partnership Share Money” means money deducted from a Qualifying Employee’s Salary pursuant to a Partnership Share Agreement and held by the Trustees to acquire Partnership Shares or to be returned to such a person;

“Performance Allowances” means the criteria for an Award of Free Shares where (a) whether Shares are awarded or (b) the number or value of Shares awarded is conditional on performance targets being met;

“the Plan” means the GW Pharmaceuticals All Employee Share Scheme;

“Plan Shares” means (a) Free Shares, Matching Shares or Partnership Shares awarded to Participants, (b) Dividend Shares acquired on behalf of Participants, and (c) shares in relation to which paragraph 115(5) (company reconstructions: new shares) of the Schedule applies, in each case  that remain subject to the Plan;

“Plan Termination Notice” means a notice issued under paragraph 120 of the Schedule;

“Profit Sharing Scheme” means a profit-sharing scheme approved by the Board of Inland Revenue under Schedule 9 of ICTA 1988;

“Qualifying Corporate Bond” has the same meaning as in section 117 of the Taxation of Chargeable Gains Act 1992;

“Qualifying Employee” means an employee who must be invited to participate in an award in accordance with Rule 3.5 and any employee who the Company has invited in accordance with Rule 3.6;

“Redundancy” has the same meaning as in the Employment Rights Act 1996;

“Relevant Employment” means employment by the Company or any Associated Company;

“Retirement Age” means age 60;

“Salary” has the same meaning as in paragraph 48 of the Schedule;

“the Schedule” means Schedule 8 to the Finance Act 2000;

“Shares” means ordinary shares in the capital of the Parent Company which comply with the conditions set out in paragraph 59 of the Schedule;

“the Stock Exchange” means the London Stock Exchange Limited;

“Subsidiary” means any company which is for the time being under the Control of the Company;

“Tax Year” means a year beginning on 6 April and ending on the following 5 April;

“the Trustees” means the trustees or trustee of the Plan;

“the Trust Fund” means all assets transferred to the Trustees to be held on the terms of the Trust Deed and the assets from time to time representing such assets, including any accumulations of income;

“the Trust Period” means the period of 80 years beginning with the date of the Deed

1.2                               Reference to Statutes

References to any Act, or Part, Chapter, or section (including ICTA 1988) shall include any statutory modification, amendment or re-enactment of that Act, for the time being in force.

1.3                               Miscellaneous

Words of the feminine gender shall include the masculine and vice versa and words in the singular shall include the plural and vice versa unless, in either case, the context otherwise requires or it is otherwise stated.

2.                                      PURPOSE OF THE PLAN

The purpose of the Plan is to enable employees of Participating Companies to acquire shares in a company which give them a continuing stake in that company.

3.                                      ELIGIBILITY OF INDIVIDUALS

3.1                               Requirements for eligibility

Individuals are eligible to participate in an Award only if they are employees of a Participating Company and they do not fail to be eligible under Rules 3.2, 3.3 or 3.4 at the times set out in paragraph 13(1) of the Schedule.

3.2                               Exclusion for Material Interest

Individuals are not eligible to participate in an Award of Shares if they have, or within the preceding twelve months have had, a Material Interest in:

(a)                                a Close Company whose Shares may be appropriated or acquired under the Plan; or

(b)                                 a company which has Control of such a company or is a member of a consortium which owns such a company.

3.3                               Exclusion for benefit under another scheme: Free Shares

Individuals are not eligible to participate in an Award of Free Shares in any Tax Year if in that Tax Year:

(a)                                 they have been awarded shares under a Profit-Sharing Scheme established by the Company or a Connected Company, or are to be awarded such shares at the same time; or

(b)                                 they have received (or are to receive at the same time) an Award under another plan established by the Company or a Connected Company and approved under the Schedule, or if they would have received such an Award but for their failure to meet a performance target (see Rule 5.5).

3.4                               Exclusion for benefit under another scheme: Partnership and Matching Shares

Individuals are not eligible to participate in an Award of Partnership Shares or Matching Shares in any Tax Year if in that Tax Year they have received (or are to receive at the same time) an Award under another plan established by the Company or a Connected Company (as defined in paragraph 16(4) of the Schedule) and approved under the Schedule, or if they would have received such an Award but for their failure to meet a performance target (see Rule 5.5).

3.5                               Employees who must be invited to participate in Awards

Any individual who meets the requirements in Rule 3.1 in respect of an Award and is chargeable to income tax under Case I of Schedule E in respect of their employment by which they satisfy those requirements must be invited to participate in that Award.

3.6                               Employees who may be invited to participate in Awards

The Company may also invite any other individual who meets the requirements in Rule 3.1 in respect of an Award to participate in that Award.

4.                                      PARTICIPATION ON SAME TERMS

4.1                               Invitation and participation on same terms

Subject to Rule 4.3, every Qualifying Employee shall be invited to participate in an Award on the same terms, and all who do participate in an Award shall do so on the same terms.

4.2                               Same terms: remuneration, length of service and hours worked

The Company may make an Award of Free Shares to Qualifying Employees which varies by reference to their remuneration, length of service or hours worked.  This will not prevent participation in the Award being on the “same terms” provided that if the Award is made by reference to more than one of these factors, each factor must give rise to a separate entitlement, and the total entitlement is the sum of those individual entitlements.

4.3                               Performance

The Company may make an Award of Free Shares to Qualifying Employees by reference to their performance as set out in Rule 5.5, in which case the provisions of Rule 4.1 shall not apply.

5.                                      PART A: FREE SHARES

5.1                               Free Share Agreement

Every Qualifying Employee shall enter into an agreement with the Company (a “Free Share Agreement”) in the terms of the draft in Appendix A to these Rules.

5.2                               Award of Free Shares

The Trustees, acting with the prior consent of the Company, may from time to time award Free Shares.

5.3                               Number of Free Shares

The number of Free Shares to be awarded by the Trustees to each Qualifying Employee on an Award Date shall be determined by the Company in accordance with this Rule.

5.4                               Maximum annual award

The Initial Market Value of the Free Shares awarded to a Qualifying Employee in any Tax Year shall not exceed £3,000.

5.5                               Allocation of Free Shares by reference to performance

The Company may stipulate that the number of Free Shares (if any) to be awarded to each Qualifying Employee on a given Award Date shall be determined by reference to Performance Allowances.

5.6                               Application of Performance Allowances

(1)                                If Performance Allowances are used, they shall apply to all Qualifying Employees.

(2)                                Performance targets must be set for performance units of one or more employees.

(3)                                For the purposes of an Award of Free Shares an employee must not be a member of more than one performance unit.

(4)                                The performance measures used for Performance Allowances must be based on business results or other objective criteria, as determined by the Company over such period as the Company shall specify.  The performance measures must be fair and objective measures of the performance of the performance units to which they are or may be applied.

5.7                              Notification of Performance Allowances

Where the Company decides to use Performance Allowances it shall, as soon as reasonably practicable:

(a)                                notify each employee participating in the Award of the performance targets and measures which, under the Plan, shall be used to determine the number or value of Free Shares awarded to him; and

(b)                                notify all Qualifying Employees of the Company or, in the case of a Group Plan, of any Participating Company, in general terms, of the performance targets and measures to be used to determine the number or value of Free Shares to be awarded to each Participant in the Award (save that the Company may exclude from any such notice any information which it reasonably considers would prejudice commercial confidentiality).

5.8                               Choice of method for Performance Allowances

The Company shall determine the number of Free Shares (if any) to be awarded to each Qualifying Employee by reference to performance using Method 1 or Method 2.  The same method shall be used for all Qualifying Employees for each Award.

5.9                               Performance Allowances: method 1

By this method:

(a)                                at least 20% of Free Shares awarded in any performance period shall be awarded without reference to performance;

(b)                                the remaining Free Shares shall be awarded by reference to performance; and

(c)                                 the highest Award made to an individual by reference to performance in any period shall be no more than four times the highest Award to an individual without reference to performance.

If this method is used:

•                  the Free Shares awarded without reference to performance (paragraph (a) above) shall be awarded on the same terms mentioned in Rule 4; and

•                  the Free Shares awarded by reference to performance (paragraph (b) above) need not be allocated on the same terms mentioned in Rule 4.

5.10                        Performance Allowances: method 2

By this method:

(a)                                some or all Free Shares shall be awarded by reference to performance;

(b)                                the Award of Free Shares to Qualifying Employees who are members of the same performance unit shall be made on the same terms, as mentioned in Rule 4; and

(c)                                 Free Shares awarded for each performance unit shall be treated as separate Awards.

5.11                       Holding Period for Free Shares

The Company shall, in relation to each Award Date, specify a Holding Period throughout which a Participant shall be bound by the terms of the Free Share Agreement.

5.12                        Length of Holding Period

The Holding Period shall, in relation to each Award, be a specified period of not less than 3 years nor more than 5 years, beginning with the Award Date and shall be the same for all Participants who receive an Award at the same time. The Holding Period shall not be increased in respect of Free Shares already awarded under the Plan.

5.13                        Directions to Trustees during Holding Period

A Participant may during the Holding Period direct the Trustees:

(a)                                to accept an offer for any of their Free Shares if the acceptance or agreement shall result in a new holding being equated with those shares for the purposes of capital gains tax; or

(b)                                to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Free Shares if the offer forms part of such a general offer as is mentioned in paragraph (c); or

(c)                                 to accept an offer of cash, with or without other assets, for their Free Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their shares, or to holders of shares in the same company and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 ICTA 1988; or

(d)                                to agree to a transaction affecting their Free Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting;

(i)                                   all of the ordinary share capital of the company or, as the case may be, all the shares of the class in question; or

(ii)                                all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

6.                                      PART B: PARTNERSHIP SHARES

6.1                               Partnership Share Agreement

The Company may at any time invite every Qualifying Employee to enter into an agreement with the Company (a “Partnership Share Agreement”) in the terms of the draft in Appendix B to these Rules.

6.2                               No forfeiture

Partnership Shares shall not be subject to any provision under which they may be forfeit.

6.3                               Maximum monthly deductions

The amount of Partnership Share Money deducted from an employee’s Salary shall not exceed £125 in any month or such lower figure as the Company may specify for all Qualifying Employees in respect of an Award.  If the Salary is not paid monthly, the £125 limit shall be calculated proportionately.

6.4                               10% salary limit

The amount of Partnership Share Money deducted from an employee’s Salary over an Accumulation Period shall not exceed 10% of the total of the payments of Salary made to such employee over that Accumulation Period or if there is no Accumulation Period, 10% of the Salary payment from which the deduction is made.

6.5                               Excess deductions

Any amount deducted in excess of that allowed by Rule 6.3 or 6.4 shall be paid over to the employee, subject to both deduction of income tax under PAYE and NICs, as soon as practicable.

6.6                               Minimum amount of deductions

The minimum amount to be deducted under the Partnership Share Agreement in any month shall be the same in relation to all Partnership Share Agreements entered into in response to invitations issued on the same occasion. It shall not be greater than £10.

6.7                               Notice of possible effect of deductions on benefit entitlement

Every Partnership Share Agreement shall contain a notice under paragraph 38 of the Schedule.

6.8                               Restriction imposed on number of Shares awarded

The Company may specify the maximum number of Shares to be included in an Award of Partnership Shares.

6.9                               Notification of restrictions

The Partnership Share Agreement shall contain an undertaking by the Company to notify each Qualifying Employee of any restriction on the number of Shares to be included in an Award.

6.10                        Timing of notification

The notification in Rule 6.9 above shall be given:

(a)                                 if there is no Accumulation Period, before the deduction of the Partnership Share Money relating to the Award; and

(b)                                 if there is an Accumulation Period, before the beginning of the Accumulation Period relating to the Award.

6.11                        Award with no Accumulation Period

For an Award where the Partnership Share Agreement does not contain an Accumulation Period the Trustees shall acquire Shares on behalf of the Qualifying Employee using the Partnership Share Money. They shall acquire the Shares on the Acquisition Date. The number of Shares awarded to each employee shall be determined in accordance with the Market Value of the Shares on that date.

6.12                        Award with Accumulation Period

For an Award where the Partnership Share Agreement contains an Accumulation Period, the Trustees shall acquire Shares on behalf of the

Qualifying Employee, on the Acquisition Date, using the Partnership Share Money.

6.13                        Accumulation Period: number of Shares

The number of Shares acquired on behalf of each Participant shall be determined by reference to the lower of:

(a)                                 the Market Value of the Shares at the beginning of the Accumulation Period; and

(b)                                 the Market Value of the Shares on the Acquisition Date.

6.14                       Accumulation Period: New Holding

If a transaction occurs during an Accumulation Period which results in a new holding of Shares being equated for the purposes of capital gains tax with any of the Shares to be acquired under the Partnership Share Agreement, the employee may agree that the Partnership Share Agreement shall have effect after the time of that transaction as if it were an agreement for the purchase of shares comprised in the new holding.

6.15                       Surplus Partnership Share Money

Any surplus Partnership Share Money remaining after the acquisition of Shares by the Trustees:

(a)                                 may, with the agreement of the Participant, be carried forward to the next Accumulation Period or the next deduction as appropriate; and

(b)                                 in any other case, shall be paid over to the Participant, subject to both deduction of income tax under PAYE and NICs, as soon as practicable.

6.16                       Scaling down

If the Company receives applications for Partnership Shares exceeding the Award maximum determined in accordance with Rule 6.8 then the following steps shall be taken in sequence until the excess is eliminated.

Step 1.           the excess of the monthly deduction chosen by each applicant over £10 shall be reduced pro rata;

Step 2.           all monthly deductions shall be reduced to £10;

Step 3.           applications shall be selected by lot, each based on a monthly deduction of £10.

Each application shall be deemed to have been modified or withdrawn in accordance with the foregoing provisions, and each employee who has applied for Partnership Shares shall be notified of the change.

6.17                        Withdrawal from Partnership Share Agreement

An employee may withdraw from a Partnership Share Agreement at any time by notice in writing to the Company. Unless a later date is specified in the notice, such a notice shall take effect 30 days after the Company receives it. Any Partnership Share Money then held on behalf of an employee shall be paid over to that employee as soon as practicable. This payment shall be subject to income tax under  PAYE and NICs.

6.18                        Repayment of Partnership Share Money on withdrawal of approval or Termination

If approval to the Plan is withdrawn or a Plan Termination Notice is issued in respect of the Plan, any Partnership Share Money held on behalf of employees shall be repaid to them as soon as practicable, subject to deduction of income tax under PAYE, and NICs.

7.             PART C: MATCHING SHARES

7.1                               Entitlement to Matching Shares

The Partnership Share Agreement sets out the basis on which a Participant is entitled to Matching Shares in accordance with this Part of the Rules

7.2                               General requirements for Matching Shares

Matching Shares shall:

(a)                                 be Shares of the same class and carrying the same rights as the Partnership Shares to which they relate;

(b)                                 subject to Rule 7.4, be awarded on the same day as the Partnership Shares to which they relate are acquired on behalf of the Participant; and

(c)                                  be awarded to all Participants on exactly the same basis.

7.3                               Ratio of Matching Shares to Partnership Shares

The Partnership Share Agreement shall specify the ratio of Matching Shares to Partnership Shares for the time being offered by the Company and that ratio shall not exceed 2:1. The Company may vary the ratio before Partnership Shares are acquired.  Employees shall be notified of the terms of any such variation before the Partnership Shares are awarded under the Partnership Share Agreement.

7.4                               Less than one Matching Share

If the Partnership Shares on that day are not sufficient to produce a Matching Share, the match shall be made when sufficient Partnership Shares have been acquired to allow at least one Matching Share to be appropriated.

7.5                               Holding Period for Matching Shares

The Company shall, in relation to each Award Date, specify a Holding Period throughout which a Participant shall be bound by the terms of the Partnership Share Agreement.

7.6                               Length of Holding Period

The Holding Period shall, in relation to each Award, be a specified period of not less than 3 years nor more than 5 years, beginning with the Award Date and shall be the same for all Participants who receive an Award at the same time. The Holding Period shall not be increased in respect of Matching Shares awarded under the Plan.

7.7                               Directions to Trustees during Holding Period

A Participant may during the Holding Period direct the Trustees:

(a)                                 to accept an offer for any of their Matching Shares if the acceptance or agreement shall result in a new holding being equated with those original Shares for the purposes of capital gains tax; or

(b)                                 to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Matching Shares if the offer forms part of such a general offer as is mentioned in paragraph (c); or

(c)                                  to accept an offer of cash, with or without other assets, for their Matching Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their Shares or to the holders of shares in the same company, and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 of ICTA 1988; or

(d)                                 to agree to a transaction affecting their Matching Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting;

(i)                                     all of the ordinary share capital of the company or, as the case may be, all the shares of the class in question; or

(ii)                                  all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

8.             PART D: DIVIDEND SHARES

8.1                               Dividend Shares: rights and obligations

The Free Share Agreement or Partnership Share Agreement, as appropriate, shall set out the rights and obligations of Participants receiving Dividend Shares under the Plan.

8.2                               Dividend direction

The Company may direct that any cash dividend in respect of Plan Shares held on behalf of Participants may be applied in acquiring further Plan Shares on their behalf.

8.3          Dividend Shares

Dividend Shares shall be Shares:

(a)                                 of the same class and carrying the same rights as the Shares in respect of which the dividend is paid; and

(b)                                 which are not subject to any provision for forfeiture.

8.4          Company’s choices

The Company may decide to:

(a)                                 apply all Participants’ dividends, up to the limit specified in Rule 8.6, to acquire Dividend Shares;

(b)                                 to pay all dividends in cash to all Participants; or

(c)                                  to offer Participants the choice of either (a) or (b) above.

8.5                               Revocation of direction

The Company may revoke any direction for reinvestment of cash dividends.

8.6                              Dividend Share maximum

The amount applied by the Trustees in acquiring Dividend Shares shall not exceed £1,500 in each Tax Year.  For the purposes of this Rule, the Dividend Shares are those acquired under this Plan and those acquired under any other plan approved under the Schedule. In exercising their powers in relation to the acquisition of Dividend Shares the Trustees must treat Participants fairly and equally.

8.7                              Excess over limit

If the amounts received by the Trustees exceed the limit in Rule 8.6, the balance shall be paid to the participant as soon as practicable.

8.8                              Acquisition of Dividend Shares

The Trustees shall apply all the cash dividend to acquire Shares on behalf of the Participant on the Acquisition Date. The number of Dividend Shares acquired on behalf of each Participant shall be determined by the Market Value of the Shares on the Acquisition Date.

8.9                               Certain amounts not reinvested to be carried forward

Subject to Rule 8.7, any amount that is not reinvested:

(a)                                 because the amount of the cash dividend is insufficient to acquire a Share; or

(b)                                 because there is an amount remaining after acquiring the Dividend Shares;

may be retained by the Trustees and carried forward to be added to the amount of the next cash dividend to be reinvested.

8.10        Payment to Participant

If, during the period of three years beginning with the date on which the dividend was paid:

(a)                                 it is not reinvested; or

(b)                                 the Participant ceases to be in relevant employment; or

(c)                                  a Plan Termination Notice is issued

the amount shall be repaid to the Participant as soon as practicable. On making such a payment, the Participant shall be provided with the information specified in paragraph 90 of the Schedule.

8.11                        Holding Period for Dividend Shares

The Holding Period shall be a period of 3 years, beginning with the  Acquisition Date.

8.12        Directions to Trustees during Holding Period

A Participant may during the Holding Period direct the Trustees:

(a)                                 to accept an offer for any of their Dividend Shares if the acceptance or agreement shall result in a new holding being equated with those shares for the purposes of capital gains tax; or

(b)                                 to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Dividend Shares if the offer forms part of such a general offer as is mentioned in paragraph (c); or

(c)                                  to accept an offer of cash, with or without other assets, for their Dividend Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their shares or to holders of shares in the same company, and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 of ICTA 1988; or

(d)                                 to agree to a transaction affecting their Dividend Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting;

(i)                                     all of the ordinary share capital of the company or, as the case may be, all the shares of the class in question; or

(ii)                                  all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

8.13                        Information on tax charges

Where a Participant is charged to tax in the event of their Dividend Shares ceasing to be subject to the Plan, they shall be provided with the information specified in paragraph 93(4) of the Schedule.

9.             COMPANY RECONSTRUCTIONS

9.1                               Relevant transactions

The following provisions of this Rule apply if there occurs in relation to any of a Participant’s Plan Shares (referred to in this Rule as “the Original Holding”):

(a)                                 a transaction which results in a new holding (referred to in this Rule as “the New Holding”) being equated with the Original Holding for the purposes of capital gains tax; or

(b)                                 a transaction which would have that result but for the fact that what would be the new holding consists of or includes a Qualifying Corporate Bond.

9.2                               Issues of shares not included in New Holding

If an issue of shares of any of the following description (in respect of which a charge to income tax arises) is made as part of a company reconstruction,

those shares shall be treated for the purposes of this Rule as not forming part of the New Holding:

(a)                                 redeemable shares or securities issued as mentioned in section 209(2)(c) of ICTA 1988;

(b)                                 share capital issued in circumstances such that section 210(1) of ICTA 1988 applies; or

(c)                                  share capital to which section 249 of ICTA 1988 applies.

9.3                               Corresponding and New Shares

In this Rule:

“Corresponding Shares” in relation to any New Shares, means the Shares in respect of which the New Shares are issued or which the New Shares otherwise represent;

“New Shares” means shares comprised in the New Holding which were issued in respect of, or otherwise represent, shares comprised in the Original Holding.

9.4                               References to Plan Shares

Subject to the following provisions of this Rule, references in this Plan to a Participant’s Plan Shares shall be respectively construed, after the time of the company reconstruction, as being or, as the case may be, as including references to any New Shares.

9.5          Application of Plan to reconstruction

For the purposes of the Plan:

(a)                                 a company reconstruction shall be treated as not involving a disposal of Shares comprised in the Original Holding; and

(b)                                 the date on which any New Shares are to be treated as having been appropriated to or acquired on behalf of the Participant shall be that on which Corresponding Shares were so appropriated or acquired.

9.6                               Extended definition of “shares”

In the context of a New Holding, any reference in this Rule to shares includes securities and rights of any description which form part of the New Holding for the purposes of Chapter II of Part IV of the Taxation of Chargeable Gains Act 1992.

10           RIGHTS ISSUES

10.1                        Treatment of rights issue shares

Any shares or securities allotted under clause 12 of the Trust Deed shall be treated as Plan Shares identical to the shares in respect of which the rights were conferred.  They shall be treated as if they were awarded to or acquired on behalf of the Participant under the Plan in the same way and at the same time as those shares.

10.2        Exceptions

Rule 10.1 does not apply:

(a)                                 to shares and securities allotted as the result of taking up a rights issue where the funds to exercise those rights were obtained otherwise than by virtue of the Trustees disposing of rights in accordance with this rule; or

(b)                                 where the rights to a share issue attributed to Plan Shares are different from the rights attributed to other ordinary shares of the company.

11.          LIMITS ON OVERALL NUMBERS OF SHARES AWARDED

11.1        10% Limit

No Shares shall be issued for the purposes of the Plan if such issue would result in the aggregate of the number of Shares which have been allocated under the Plan, any other employees’ share scheme adopted by the Company or any other share incentive arrangements for employees, directors, officers and consultants of Participating Companies during the period of 10 years ending on the relevant Date of Grant exceeding 10% of the number of Shares then in issue.

11.2                        Meaning of “allocated”

For the purposes of this Rule 11 the references to Shares being “allocated” shall mean the placing under option of Shares which may be issued by the Company upon exercise of such option, the issue of warrants to subscribe for Shares and, in relation to other types of employees’ share scheme or share incentive arrangements, the issue of Shares to or for the benefit of employees, directors, officers or consultants of Participating Companies provided that:

(a)                                 Shares allocated before Shares were first admitted to listing on the Alternative Investment Market of the London Stock Exchange; and

(b)                                 Shares which were the subject of options or warrants which have lapsed, been surrendered or otherwise become incapable of being exercised (other than by reason of the exercise thereof), shall not be taken into account for the purposes of this Rule 11.

EXECUTION:

SIGNED AND DELIVERED as a deed	)

by Dr Geoffrey Guy,	)

Director, and Justin Gover,	)

Director/Secretary, duly	)

Authorised for and on behalf of	)

GW PHARMA LIMITED	)

SIGNED AND DELIVERED as a deed	)

by Dr Geoffrey Guy,	)

Director, and Justin Gover,	)

Director/Secretary, duly	)

authorised for and on behalf of	)

GWP TRUSTEE COMPANY LIMITED	)